EXHIBIT (14)(a)



                          INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Registration Statement (1933 Act File No. ) on Form N-14 of Eaton Vance Municipals Trust of our reports each dated September 8, 2000 for the Texas Municipals Portfolio and Eaton Vance Texas Municipals Fund (the "Fund") included in the July 31, 2000 Annual Report to Shareholders of the Fund.

     We also consent to the reference to our Firm under the heading "Texas Fund Financial Highlights" in the Prospectus.


                                            /s/ Deloitte & Touche LLP
                                                DELOITTE & TOUCHE LLP

June 19, 2001
Boston, Massachusetts